*150301*

ROSS MILLER
Secretary of State
204 North Carson Street, Suite 1
Carson City, Nevada 89701-4520
(775) 684-5708
Website: www.nvsos.gov

| Filed in the office of | Document Number 20110436496-66 |
|---|---|
| Ross Miller Secretary of State State of Nevada | Filing Date and Time 06/13/2011 10:49 AM |
| | Entity Number C16082-2004 |

# Amendment to Certificate of Designation After Issuance of Class or Series

(PURSUANT TO NRS 78.1955)

USE BLACK INK ONLY - DO NOT HIGHLIGHT

ABOVE SPACE IS FOR OFFICE USE ONLY

## Certificate of Amendment to Certificate of Designation For Nevada Profit Corporations

**(Pursuant to NRS 78.1955 - After Issuance of Class or Series)**

1. Name of corporation:

Infusion Brands International, Inc.

2. Stockholder approval pursuant to statute has been obtained.

3. The class or series of stock being amended:

Series G Convertible Preferred Stock

4. By a resolution adopted by the board of directors, the certificate of designation is being amended as follows or the new class or series is:

Article I shall be amended and restated as follows:
1. Designation, Amount, Stated Value and Par Value. The series of preferred stock shall be designated as its Series G Convertible Preferred Stock (the "Series G Preferred Stock") and the number of shares so designated shall be 8,000,000. The par value of each issued share of Series G Preferred Stock shall be $.00001 per share, and the stated value of each issued share of Series G Preferred Stock shall be deemed to be $1.00 (the "Stated Value"). The Series G Preferred Stock shall have a mandatory redemption date of June 30,2 013 (the "Mandatory Redemption Date")

5. Effective date of filing: (optional)

(must not be later than 90 days after the certificate is filed)

6. Signature: (required)

X

Signature of Officer

**Filing Fee: $175.00**

**IMPORTANT:** Failure to include any of the above information and submit with the proper fees may cause this filing to be rejected.

*This form must be accompanied by appropriate fees.*